Exhibit 99.1

AMERI Holdings Reports Financial Results for the Quarter Ended September 30, 2015
Issues 2016 Guidance and Provides Operational and Product Updates

PRINCETON, NJ, November 23, 2015/PRNewswire/ - AMERI HOLDINGS, Inc. ("Ameri100" or the "Company") (OTCQB: AMRH), a strategy consulting firm that brings synergies of classic technology consulting and product-based technology consulting services to its customer base, today reported results for the quarter ended September 30, 2015 (the "September 2015 Quarter").
Financial Highlights
For the September 2015 quarter:

•	Revenue of $4.46 million with gross profit of $1.44 million
•	Acquired BellSoft Inc., a Lawrenceville, GA - based consulting company
•	Ameri100 continues to analyze acquisition targets and plans to grow revenues to $100 million or more through organic growth and acquisitions

Revenue in the September 2015 Quarter increased by 15.9% compared to the same period in 2014. The cost of revenue decreased by 15.5% and gross profit increased to $1.44 million from $0.27 million attributable to project revenues. SG&A expenses increased due to consulting charges paid and integration costs associated with the acquisition of BellSoft, Inc. ("Bellsoft"). In addition, during the September 2015 Quarter, the Company invested in the expansion of its sales and marketing teams, which resulted in additional increases in SG&A expenses.

2016 Guidance
The Company initiates 2016 guidance of $40 million in revenue with an adjusted EBITDA margin in the range of 10-15%. Adjusted EBITDA margin at the beginning of the year is expected to be at the lower end of the range due to the Bellsoft acquisition and at the higher end of the range at the end of the year as the operations of Bellsoft and Ameri100 become fully integrated and merger synergies are realized.

Operational Highlights

Ameri100 acquired Bellsoft, a Lawrenceville, Georgia-based global systems integrator specializing in providing Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), business intelligence (BI), and other web-based solutions.  The acquisition will significantly expand Ameri100's service lines and geographic presence in the southeast U.S. market.
"The acquisition of Bellsoft is a landmark achievement for Ameri100's customers, partners, and employees across the globe," commented Giri Devanur, Chief Executive Officer of Ameri100.  Mr. Devanur further commented that, "Bellsoft is a well-established firm with 20 years of strategic consulting services to Fortune 100 clients."  The Company believes that with this acquisition, it is even better positioned to provide additional services in digital transformation and ERP solutions to all of its clients.  In the September 2015 Quarter, Ameri100 added two Fortune 1000 companies to its clients list.  With the acquisition of Bellsoft, the total number of clients increased to 32.

With the acquisition of Bellsoft, Ameri100 further demonstrates its commitment to strengthening its capabilities in delivering IT services and products around the world and affirms its client acquisition and growth strategy to reach its goal of $100 million or more in revenues.  Ameri100 will integrate its offshore business model with Bellsoft's U.S.-based operations to create significant synergies. With this acquisition, the total workforce for the merged entity rises to 255, which combines with Ameri100's extensive Lean Enterprise Architecture Partner ("LEAP") network of over 4,500 technology associates worldwide.

Ameri100 has created an extensive database of potential acquisition targets and is currently exploring multiple accretive acquisitions that will create further value for Ameri100's shareholders.  These targets bring strategic technical and managerial capabilities to expand the Company's footprint with current and potential customers globally, in addition to adding new products and services to the Company's offering to clients.

"Our increased focus on technological initiatives through digital transformation and business intelligence is bearing fruit with several important projects secured during the September quarter," said President and CEO Giri Devanur.  He also added that the Company continues to sharpen its project management processes and increase internal efficiency to expand its product and service offerings to its customer base.

About AMERI HOLDINGS, Inc.
AMERI HOLDINGS, Inc. is a strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey, with offices in New York, Atlanta, Dallas, and Toronto as well as offshore centers in Bangalore, Mumbai, Chennai, and Pune India, the Company is a global leader in consulting and technology solutions. The Company is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. Ameri100 leverages a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions.
Use of Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, including but not limited to adjusted EBITDA. These measures are not in accordance with, or an alternative to, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures.
Adjusted EBITDA is a commonly used non-GAAP financial measure and is defined as "earnings before interest, taxes, depreciation, and amortization." We define Adjusted EBITDA as net income or loss plus net interest expense, income taxes, depreciation and amortization plus stock-based compensation and certain other non-recurring income or expenses such as acquisition related costs.

Safe Harbor
Some of the statements on this press release that are neither reported financial results nor historical facts are forward-looking statements. These forward-looking statements include our financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. These statements are based on information currently available to us, and we assume no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from these forward-looking statements. These risks include, but are not limited to, the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events.

For more informaiton contact:
Carlos Fernandez
EVP – Strategic Initiatives
(732) 243-9250

AMERI HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	9/30/2015	3/31/2015
Assets
Current assets:
Cash and cash equivalents	$5,066,683	$825,621
Accounts receivable	8,955,544	2,981,574
Other current assets	458,329	180,622
Total current assets	14,480,556	3,987,817

Investments	-	340,000

Fixed assets – net	76,699	29,906

Intangible assets – net	3,158,321	100,000

Goodwill	3,470,522	-

Security deposit	20,587	3,750

Total assets	$21,206,685	$4,461,473

Liabilities and Stockholders' Equity

Current liabilities:
Line of credit	250,000	-
Accounts payable	3,560,513	2,936,608
Consideration payable	8,900,000	-
Other current liabilities	1,817,124	146,791
Taxes payable	320,247	405,218
Total current liabilities	14,847,884	3,488,617

Long-term liabilities:
Contingent consideration payable	400,000	-
Convertible notes	5,000,000	-
Total current and long-term liabilities	20,247,884	3,488,617

Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 authorized, none issued and outstanding
Common stock, $0.01 par value; 100,000,000 shares authorized,
11,639,066 and 9,992,828 issued and outstanding as of September 30, 2015
and March 31, 2015, respectively	116,390	992
Additional paid-in capital	53,131	134,008
Retained earnings	699,462	837,856
Cumulative translation adjustment	89,818	-
Total stockholders' equity	958,801	972,856

Total liabilities and stockholders' equity	$21,206,685	$4,461,473

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three-Month Period ended Sept 30,		Six-Month Period ended Sept 30,
	2015	2014	2015	2014

Net revenue	$4,463,125	$3,851,647	$8,394,063	$7,844,974

Cost of revenue	3,023,208	3,579,629	5,971,478	6,492,977

Gross profit	1,439,917	272,018	2,422,585	1,351,997

Operating expenses:

Selling, general and administration expenses	1,497,396	431,981	1,987,115	936,786
One time legal and consulting fee	248,911	11,024	553,835	11,024

Operating income (loss) before other income / (expenses):	(306,390)	(170,987)	(118,365)	404,187

Interest expense	(62,113)	-	(87,655)	-

Depreciation and amortization	(9,375)	(8,267)	(17,423)	(16,839)

Interest income	54	-	82	-

Income before income taxes	(377,824)	(179,254)	(223,361)	387,348
Tax benefit/(provision)	128,460	62,444	84,971	(95,792)

Net income	(249,364)	(116,810)	(138,390)	291,556

Unrealized foreign currency translation income	89,818	-	89,818	-

Net and comprehensive income for the period	$(159,546)	$(116,810)	$(48,572)	$291,556

Basic income (loss) per share	$(0.01)	$(0.01)	$(0.00)	$0.03
Diluted income (loss) per share	$(0.01)	$(0.01)	$(0.00)	$0.03

Basic weighted average number of shares	11,639,066	9,992,828	11,347,127	9,992,828
Diluted weighted average number of shares	11,639,066	9,992,828	11,347,127	9,992,828